                                                                   Exhibit 2.2


                    AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND AMONG

                     NETSCAPE COMMUNICATIONS CORPORATION

                         DSC ACQUISITION CORPORATION

                                    AND

                          DIGITALSTYLE CORPORATION

                         DATED AS OF APRIL 25, 1997

                          TABLE OF CONTENTS

                                                                   Page
                                                                   ----

ARTICLE I - THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . 1

        1.1  The Merger . . . . . . . . . . . . . . . . . . . . . . . 1
        1.2  Effective Time . . . . . . . . . . . . . . . . . . . . . 2
        1.3  Effect of the Merger . . . . . . . . . . . . . . . . . . 2
        1.4  Certificate of Incorporation; Bylaws . . . . . . . . . . 2
        1.5  Directors and Officers . . . . . . . . . . . . . . . . . 2
        1.6  Shares to Be Issued; Effect on Capital Stock . . . . . . 3
        1.7  Dissenting Shares. . . . . . . . . . . . . . . . . . . . 6
        1.8  Surrender of Certificates. . . . . . . . . . . . . . . . 7
        1.9  No Further Ownership Rights in Company Common Stock. . . 8
        1.10 Lost, Stolen or Destroyed Certificates . . . . . . . . . 9
        1.11 Tax Consequences . . . . . . . . . . . . . . . . . . . . 9

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . 9

        2.1  Organization of the Company. . . . . . . . . . . . . . . 9
        2.2  Company Capital Structure. . . . . . . . . . . . . . . .10
        2.3  Subsidiaries . . . . . . . . . . . . . . . . . . . . . .10
        2.4  Authority. . . . . . . . . . . . . . . . . . . . . . . .11
        2.5  Company Financial Statements . . . . . . . . . . . . . .11
        2.6  No Undisclosed Liabilities . . . . . . . . . . . . . . .12
        2.7  No Changes . . . . . . . . . . . . . . . . . . . . . . .12
        2.8  Tax and Other Returns and Reports. . . . . . . . . . . .13
        2.9  Restrictions on Business Activities. . . . . . . . . . .15
        2.10 Title to Properties; Absence of Liens and Encumbrances .15
        2.11 Intellectual Property. . . . . . . . . . . . . . . . . .16
        2.12 Agreements, Contracts and Commitments. . . . . . . . . .19
        2.13 Interested Party Transactions. . . . . . . . . . . . . .20
        2.14 Compliance with Laws . . . . . . . . . . . . . . . . . .20
        2.15 Litigation . . . . . . . . . . . . . . . . . . . . . . .20
        2.16 Insurance. . . . . . . . . . . . . . . . . . . . . . . .21
        2.17 Minute Books . . . . . . . . . . . . . . . . . . . . . .21
        2.18 Environmental Matters. . . . . . . . . . . . . . . . . .21
        2.19 Brokers' and Finders' Fees; Third Party Expenses . . . .22
        2.20 Employee Matters and Benefit Plans . . . . . . . . . . .22
        2.21 Employees. . . . . . . . . . . . . . . . . . . . . . . .25
        2.22 Governmental Authorizations and Licenses . . . . . . . .25
        2.23 Representations Complete . . . . . . . . . . . . . . . .26

                                 TABLE OF CONTENTS

                                                                    Page
                                                                    ----

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND
              MERGER SUB . . . . . . . . . . . . . . . . . . . . . . .26

         3.1  Organization, Standing and Power . . . . . . . . . . . .26
         3.2  Authority. . . . . . . . . . . . . . . . . . . . . . . .26
         3.3  Capital Structure. . . . . . . . . . . . . . . . . . . .27
         3.4  SEC Documents; Parent Financial Statements . . . . . . .27
         3.5  No Material Adverse Change . . . . . . . . . . . . . . .28
         3.6  Litigation . . . . . . . . . . . . . . . . . . . . . . .28
         3.7  Representations Complete . . . . . . . . . . . . . . . .28
         3.8  Brokers' and Finders' Fees . . . . . . . . . . . . . . .28

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME . . . . . . . . . . .28

         4.1  Conduct of Business of the Company . . . . . . . . . . .28
         4.2  No Solicitation. . . . . . . . . . . . . . . . . . . . .31
         4.3  Conduct of Parent and Merger Sub . . . . . . . . . . . .32

ARTICLE V - ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . .32

         5.1  Registration Statement on Form S-4; Stockholder Matters.32
         5.2  Access to Information. . . . . . . . . . . . . . . . . .33
         5.3  Confidentiality. . . . . . . . . . . . . . . . . . . . .34
         5.4  Expenses . . . . . . . . . . . . . . . . . . . . . . . .34
         5.5  Public Disclosure. . . . . . . . . . . . . . . . . . . .34
         5.6  Consents . . . . . . . . . . . . . . . . . . . . . . . .34
         5.7  FIRPTA Compliance. . . . . . . . . . . . . . . . . . . .35
         5.8  Reasonable Efforts . . . . . . . . . . . . . . . . . . .35
         5.9  Notification of Certain Matters. . . . . . . . . . . . .35
         5.10 Certain Benefit Plans. . . . . . . . . . . . . . . . . .35
         5.11 Termination Fee. . . . . . . . . . . . . . . . . . . . .35
         5.12 Affiliate Agreements . . . . . . . . . . . . . . . . . .36
         5.13 Voting Agreements. . . . . . . . . . . . . . . . . . . .36
         5.14 Additional Documents and Further Assurances. . . . . . .36
         5.15 Registration Statement on Form S-8 . . . . . . . . . . .36
         5.16 Nasdaq National Market Listing . . . . . . . . . . . . .36
         5.17 Company's Auditors . . . . . . . . . . . . . . . . . . .36
         5.18 Non-Competition Agreements . . . . . . . . . . . . . . .37
         5.19 Directors' and Officers' Indemnification . . . . . . . .37
         5.20 Due Diligence Investigation. . . . . . . . . . . . . . .37

                                 TABLE OF CONTENTS                  Page
                                                                    ----

ARTICLE VI - CONDITIONS TO THE MERGER . . . . . . . . . . . . . . . . .37

          6.1  Conditions to Obligations of Each Party to Effect the
               Merger . . . . . . . . . . . . . . . . . . . . . . . . .37
          6.2  Additional Conditions to Obligations of the Company. . .38
          6.3  Additional Conditions to the Obligations of Parent and
               Merger Sub . . . . . . . . . . . . . . . . . . . . . . .39

ARTICLE VII - ESCROW  . . . . . . . . . . . . . . . . . . . . . . . . .40

          7.1  Escrow Period. . . . . . . . . . . . . . . . . . . . . .40
          7.2  Escrow Arrangements. . . . . . . . . . . . . . . . . . .41

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER. . . . . . . . . . . .47

          8.1  Termination. . . . . . . . . . . . . . . . . . . . . . .47
          8.2  Effect of Termination. . . . . . . . . . . . . . . . . .48
          8.3  Amendment. . . . . . . . . . . . . . . . . . . . . . . .48
          8.4  Extension; Waiver. . . . . . . . . . . . . . . . . . . .48

ARTICLE IX - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . .48

          9.1  Survival of Representations, Warranties and Agreements .48
          9.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . .49
          9.3  Interpretation . . . . . . . . . . . . . . . . . . . . .50
          9.4  Counterparts . . . . . . . . . . . . . . . . . . . . . .50
          9.5  Entire Agreement; Assignment . . . . . . . . . . . . . .50
          9.6  Severability . . . . . . . . . . . . . . . . . . . . . .50
          9.7  Other Remedies . . . . . . . . . . . . . . . . . . . . .51
          9.8  Governing Law. . . . . . . . . . . . . . . . . . . . . .51
          9.9  Arbitration. . . . . . . . . . . . . . . . . . . . . . .51
          9.10 Rules of Construction. . . . . . . . . . . . . . . . . .52
          9.11 Specific Performance . . . . . . . . . . . . . . . . . .52

                          INDEX OF EXHIBITS


EXHIBIT                 DESCRIPTION
-------                 -----------

Exhibit A               Form of Company Affiliate Agreement

Exhibit B               Form of Company Stockholder Voting Agreement

Exhibit C               Form of Non-Competition Agreement

Exhibit D               Form of Legal Opinion of Counsel to Parent

Exhibit E               Form of Legal Opinion of Counsel to the Company

                         INDEX OF SCHEDULES

SCHEDULE           DESCRIPTION
--------           -----------

2.2(a)             Stockholder List
2.2(b)             Option List
2.4                Governmental and Third Party Consents
2.5                Company Financials
2.6                Undisclosed Liabilities
2.7                No Changes
2.8                Tax Returns and Audits
2.9                Restrictive Agreements
2.10(a)            Leased Real Property
2.10(b)            Liens on Property
2.11(b)            Registered Intellectual Property
2.11(c)            Intellectual Property Proceedings
2.11(e)            Intellectual Property Licenses
2.11(h)            Intellectual Property Grants or Transfers
2.11(i)            Intellectual Property Agreements
2.11(j)            Contract Rights Not Continuing
2.11(k)            Intellectual Property Obligations
2.11(n)            Intellectual Property Infringement or Claims
2.11(o)            Proprietary Information/Confidentiality Agreement
2.12(a)            Agreements, Contracts and Commitments
2.12(b)            Breaches
2.13               Interested Party Transactions
2.15               Litigation
2.16               Insurance
2.19               Brokers/Finders Fees; Expenses of Transaction
2.20(b)            Employee Benefit Plans and Employee Agreements
2.20(d)            Employee Plan Compliance
2.20(g)            Post Employment Obligations
2.20(h)            Effect of Transaction
2.20(j)            Labor
3.2                Other Required Consents of Parent
3.8                Brokers' and Finders' Fees
4.1(f)(1)          Potential Repurchases Outside Standard Agreements
4.1(f)(2)          Agreements Regarding Stock Repurchase Rights
4.1(l)             Severance Agreements
4.1(m)             Scheduled Pay Increases
5.12               Company Affiliate List
5.13               Stockholders Signing Voting Agreements
5.18               Employees Signing Non-Competition Agreement
6.2(c)             Third Party Consents Required of Parent
6.3(c)             Third Party Consents Required of the Company

                AGREEMENT AND PLAN OF REORGANIZATION


    This AGREEMENT AND PLAN OF REORGANIZATION (this
"AGREEMENT") is made and entered into as of April 25, 1997 by and among Netscape Communications Corporation, a Delaware corporation ("PARENT"), DSC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and DigitalStyle Corporation, a Delaware corporation (the "COMPANY").


                              RECITALS

    A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

    B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("COMPANY CAPITAL STOCK") and all outstanding options, warrants or other rights to acquire or receive shares of Company Capital Stock shall be converted into voting Common Stock, $0.0001 par value of Parent ("PARENT COMMON STOCK") or the right to receive Parent Common Stock.

    C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in
Article VII hereof.

    D. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                              ARTICLE I

                             THE MERGER

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as


      the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

    1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement or Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "MERGER AGREEMENT"), in accordance with the relevant provisions of applicable law (the time of confirmation by the Secretary of State of Delaware of such filing or such later time as may be provided in the Merger Agreement being referred to herein as the "EFFECTIVE TIME").

    1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.4            CERTIFICATE OF INCORPORATION; BYLAWS.

                   (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that
Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is DigitalStyle Corporation."

                   (b) Unless otherwise determined by Parent, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

    1.5 DIRECTORS AND OFFICERS. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

    1.6            SHARES TO BE ISSUED; EFFECT ON CAPITAL STOCK.
The number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options and warrants to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options, warrants or other rights to acquire Company Capital Stock shall be determined immediately prior to the Effective Time and shall be equal to the Aggregate Share Number (as defined in Section 1.6(i)(vii)). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Effective Time pursuant to the exercise of options, warrants or other rights to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

                   (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Common Stock, $0.001 par value per share, of the Company issued and outstanding immediately prior to the Closing (the "COMPANY
COMMON STOCK") (other than any shares of Company Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio (as defined in Section 1.6(i)(ix) below), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8.

                   (b) CONVERSION OF SERIES A PREFERRED STOCK. Each share of Series A Preferred Stock, $0.001 par value per share, of the Company issued and outstanding immediately prior to the Closing (the "SERIES A PREFERRED STOCK") (other than any shares of Series A Preferred Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to (i) the Series A Preference Shares (as defined in Section 1.6(i)(i) below) divided by the Aggregate
Series A Number (as defined in Section 1.6(i)(iv) below), plus (ii) the Exchange Ratio, upon surrender of the certificate representing such share of Series A Preferred Stock in the manner provided in
Section 1.8.

                   (c) CONVERSION OF SERIES B PREFERRED STOCK. Each share of Series B Preferred Stock, $0.001 par value per share, of the Company issued and outstanding immediately prior to the Closing (the "SERIES B PREFERRED STOCK") (other than any shares of Series B Preferred Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to (i) other than with respect to shares of Series B Preferred Stock held by Parent, the Series B Preference Shares (as defined in Section 1.6(i)(ii) below) divided by the amount by which the Aggregate Series B Number (as defined in Section 1.6(i)(v) below) exceeds the number of shares of Series B Preferred Stock held by Parent, plus (ii) the Exchange Ratio, upon surrender of the certificate representing such share of Series B Preferred Stock in the manner provided in Section 1.8.

                   (d) CANCELLATION OF COMPANY-OWNED STOCK. Each share of Company Capital Stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                   (e) STOCK OPTIONS. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 1995 Stock Option/Stock Issuance Plan (the "OPTION PLAN") or otherwise shall be assumed by Parent in accordance with provisions described below.

                    (i) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "COMPANY
OPTION") under the Option Plan or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded (in the case of Company Options granted under the Option Plan) to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company
Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent, PROVIDED, HOWEVER, that the vesting of any Company Option and any terms regarding the repurchase rights contained in the Option Plan or an agreement governing a Company Option shall remain the same.

                    (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective
Time as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

                   (iii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

          (f) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares of Common Stock of the Merger Sub shall, as of the Effective Time, evidence ownership of such shares of Common Stock of the Surviving Corporation.

          (g) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Capital Stock), reorganization, recapitalization or other like change with respect to Company Capital Stock occurring after the date hereof and prior to the Effective Time.

          (h) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive, without any interest, from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock for the twenty (20) consecutive trading days ending on the trading day immediately prior to the Closing Date, on the Nasdaq National Market, as reported in The Wall Street Journal (the "PARENT STOCK PRICE").

          (i)  DEFINITIONS.

                        (i) SERIES A PREFERENCE SHARES. The "SERIES A PREFERENCE SHARES" shall mean the quotient obtained by dividing (x) the product of $1.00 multiplied by the Aggregate Series A Number, by (y) the Parent Stock Price (as defined in Section 1.6(h)).

                       (ii) SERIES B PREFERENCE SHARES. The "SERIES B PREFERENCE SHARES" shall mean the quotient obtained by dividing
(x) the product of $2.34 multiplied by the Aggregate Series B
Number (excluding shares of Series B Preferred Stock owned by
Parent), by (y) the Parent Stock Price.

                      (iii) AGGREGATE COMMON NUMBER. The "AGGREGATE COMMON NUMBER" shall mean the aggregate number of shares of Company Common
Stock outstanding immediately prior to the Effective Time.

                       (iv) AGGREGATE SERIES A NUMBER. The "AGGREGATE SERIES A NUMBER" shall mean the aggregate number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time (including all shares of Series A Preferred Stock issued or issuable upon exercise of warrants ("Preferred
Warrants")).

                        (v) AGGREGATE SERIES B NUMBER. The "AGGREGATE SERIES B NUMBER" shall mean the aggregate number of shares of Series B Preferred Stock outstanding immediately prior to the Effective Time (including Company Preferred Stock beneficially owned by Parent).

                       (vi) AGGREGATE OPTION NUMBER. The "AGGREGATE OPTION NUMBER" shall mean the aggregate number of shares of Company Common
Stock issuable upon the exercise of all outstanding Company options
(vested and unvested) and other rights to acquire shares of Company
Common Stock immediately prior to the Effective Time (other than the right to acquire shares of Company Common Stock issuable upon conversion of Series A Preferred Stock and Series B Preferred
Stock).

                      (vii) AGGREGATE SHARE NUMBER. The "AGGREGATE SHARE NUMBER" shall be 930,232 shares of Parent Common Stock (as appropriately adjusted to reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time); provided, however, that to the extent that the Parent Stock Price

                              (A)  exceeds $45.69, the "AGGREGATE SHARE
NUMBER" shall equal $42,500,000 DIVIDED BY the Parent Stock Price;
or

                              (B)  is less than $21.50, the "AGGREGATE SHARE
NUMBER" shall equal $20,000,000 DIVIDED BY the Parent Stock Price.

                     (viii) ESCROW AMOUNT. The "ESCROW AMOUNT" shall be a number of shares of Parent Common Stock equal to the sum of (x) .10 multiplied by the sum of the Aggregate Common Number, the Aggregate
Series A Number and the Aggregate Series B Number, multiplied by the Exchange Ratio, plus (y) .10 multiplied by the sum of the Series A Preference Shares and the Series B Preference Shares.

                       (ix) EXCHANGE RATIO. The "EXCHANGE RATIO" shall mean the quotient obtained by dividing (x) the sum of (A) the Aggregate Share Number less (B) the Series A Preference Shares, less (C) the Series B Preference Shares by (y) the sum of (A) the Aggregate Common Number, plus (B) the Aggregate Series A Number, plus (C) the Aggregate Series B Number, plus (D) the Aggregate
Option Number.

     1.7  DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("DISSENTING SHARES") shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and payment for any fractional share as provided in
Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments concerning appraisal or dissenters' rights served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

     1.8  SURRENDER OF CERTIFICATES.

          (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company with assets of not less than $500 million to act as exchange agent (the "EXCHANGE AGENT") in the Merger.

          (b) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, (i) the aggregate number of shares of Parent Common Stock issuable pursuant to
Section 1.6 in exchange for outstanding shares of Company Capital Stock; and (ii) cash for fractional shares in the amount described in Section 1.6(h) provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock.

          (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent with the consent of the Company (which consent shall not be unreasonably withheld or delayed), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount, which certificate shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent or be released to holders of Company Capital Stock as provided in Article VII. Notwithstanding the provisions of Sections 1.6(a), (b) and (c), from the Closing and until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends (subject to Section 1.8(d)), to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

          (d)  DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.
No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock.

          (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the

Effective Time, Certificates are presented to the Surviving
Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional share, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code.


                             ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as disclosed in a document dated as of the date hereof referring specifically to the representations, warranties or covenants in this Agreement which reasonably identifies the basis for an exception to a representation, warranty or covenant in this Agreement and which is delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY SCHEDULES"), the Company represents and warrants to Parent and Merger Sub as set forth below. Any disclosure included in the Company Schedules with respect to a particular representation and warranty shall be deemed to be a disclosure with respect to all of the Company representations and warranties to which it applies.

     2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Company Material Adverse Effect. "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, financial condition, results of operations, assets (including intangible assets) or liabilities of the Company; provided, however, that a Company Material Adverse Effect shall not be deemed to exist solely as a result of circumstances that have resulted from the announcement of the Merger or the performance by the Company of its obligations hereunder, or circumstances that have resulted from a material national economic downturn. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent.

     2.2  COMPANY CAPITAL STRUCTURE.

          (a) The authorized capital stock of the Company consists of 6,210,000 shares of Common Stock, $0.001 par value per share, and 3,011,000 shares of Preferred Stock, $0.001 par value per share, of which 2,350,000 shares are designated Series A Preferred Stock and 661,000 shares are designated Series B Preferred Stock. There are issued and outstanding as of the date of this Agreement 1,562,000 shares of Common Stock, 2,125,000 shares of Series A Preferred Stock and 652,454 shares of Series B Preferred Stock. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

          (b) The Company has reserved 770,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 574,785 shares are subject to outstanding, unexercised options, 195,215 shares remain available for future grant and no shares have been issued pursuant to the exercise of options issued under the Option Plan. The Company has reserved 25,000 shares of Common Stock for issuance upon exercise of outstanding Company Options granted outside the Option Plan and 15,000 shares of Series A Preferred Stock and 15,000 shares of Common Stock for issuance upon exercise of the Preferred Warrants and conversion of the Series A Preferred Stock underlying the Preferred Warrants, respectively. Schedule 2.2(b) sets forth for each outstanding Company Option or warrant, the name of the holder of such option or warrant, the domicile address of such holder, the number of shares of Common Stock or Preferred Stock subject to such option or warrant, the exercise price of such option or warrant and the vesting schedule for such option or warrant, including the extent vested to date and whether the exercisability of such option or warrant will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for (i) the conversion privileges of the Series A Preferred Stock and the Series B Preferred Stock, (ii) the rights provided in
Section 2.4 of that certain Investors' Rights Agreement dated September 26, 1996 (the "RIGHTS AGREEMENT"), and (iii) the Company Options and warrants described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options and warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such notice rights will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

     2.3 SUBSIDIARIES. The Company does not have and has never had any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.4 AUTHORITY. Subject only to the requisite approval of the Merger and this Agreement by the Company's stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's stockholders to duly approve the Merger and this Agreement is a majority of the outstanding shares of the Series A Preferred Stock and Series B Preferred Stock voting together as a class and a majority of the shares of Company Capital Stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's stockholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth on Company Schedule 2.4, subject only to the approval of the Merger and this Agreement by the Company's stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument to which the Company is a party, or any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Company Schedule 2.4.

     2.5 COMPANY FINANCIAL STATEMENTS. Company Schedule 2.5 sets forth the Company's unaudited balance sheet as of December 31, 1996 (the "BALANCE SHEET") and the related unaudited statements of operations, stockholders equity and cash flows for the twelve-month period then ended and the footnotes thereto (collectively, the "COMPANY FINANCIALS"). The Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which such adjustments will not be material in amount or significance.


     2.6 NO UNDISCLOSED LIABILITIES. To the Company's knowledge, except as set forth in Company Schedule 2.6, the Company does not have any material liability, indebtedness, claim, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, has not been reflected in the Balance Sheet.

     2.7 NO CHANGES. Except as set forth in Company Schedule 2.7, since the date of the Balance Sheet, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted by the Company during the twelve months ending on the date of the Balance Sheet and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

          (c) capital expenditure or commitment to make a capital expenditure by the Company, either individually or in the aggregate, exceeding $75,000;

          (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g)  revaluation by the Company of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any Company Capital Stock other than repurchases of Company Capital Stock at cost pursuant to the Option Plan;

          (i) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

          (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

          (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

          (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

          (n) commencement or notice or threat of commencement of any lawsuit or other legal proceeding against or governmental investigation or other investigation involving illegal activities of the Company or its affairs;

          (o) issuance or sale by the Company of any of its shares of Company Capital Stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

          (p) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Company Intellectual Property to the Company;

          (q) to the Company's knowledge, any event or condition relating specifically to the business or operations of the Company that has or could be reasonably expected to have a Company Material Adverse Effect; or

          (r) agreement (oral or written) by the Company or any officer or employees thereof to do any of the things described in the preceding clauses
(a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.8  TAX AND OTHER RETURNS AND REPORTS.

          (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  TAX RETURNS AND AUDITS.  Except as set forth in Company
Schedule 2.8:

             (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

            (ii) The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

           (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (iv) To the Company's knowledge, no audit or other examination by any governmental taxing authority of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

             (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which are not disclosed on the Balance Sheet and are required to be accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

            (vi) The Company will provide to Parent during the due diligence period described in Section 5.20 copies of all federal and state income and all state sales and use Tax Returns filed by the Company for all periods since the date of the Company's incorporation.

           (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, security interests or other encumbrances of any sort ("LIENS") on the assets of the Company relating to or attributable to Taxes.

          (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

            (ix) None of the Company's assets are treated as "TAX-EXEMPT USE PROPERTY" within the meaning of Section 168(h) of the Code.

             (x) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162 of the Code.

            (xi)   The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

           (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

          (xiii) The Company is not, and has not been at any time, a "UNITED STATES REAL PROPERTY HOLDING CORPORATION" within the meaning of
Section 897(c)(2) of the Code.

     2.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise specifically binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or materially restricting any business practice of the Company, or any acquisition of property (tangible or intangible) by the Company. Except as set forth in Company Schedule 2.9, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.10 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

          (a) The Company owns no real property, nor has it ever owned any real property. Company Schedule 2.10(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default by the Company, or to the knowledge of the Company, any landlord thereunder (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in Company
Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.11 INTELLECTUAL PROPERTY.

          (a) For the purposes of this Agreement, the following terms have the following definitions:

             (i) "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; and (vii) any similar or equivalent rights to any of the foregoing anywhere in the world.

            (ii) "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company.

           (iii) "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and
                  (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

          (b) Company Schedule 2.11(b) lists all of the Registered Intellectual Property owned by, or filed in the name of, the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY").

          (c) Company Schedule 2.11(c) lists all proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office ("PTO") or equivalent authority anywhere in the world) related to any Company Intellectual Property. Except as set forth in Company Schedule 2.11(c), no Company Intellectual Property or product or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

          (d) Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

          (e) Except as set forth in Company Schedule 2.11(e): (i) the Company owns and has good and exclusive title to each item of Intellectual Property used in connection with the operation or conduct of the business of the Company, including all Company Registered Intellectual Property listed on Company Schedule 2.11(b), free and clear of any lien or encumbrance; and (ii) the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or the provision of any services by the Company.

          (f) the Company owns exclusively, and has good title to, all copyrighted works that are Company products or which the Company otherwise purports to own.

          (g) To the extent that any work, invention, or material has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment.

          (h) Except as set forth in Company Schedule 2.11(h), the Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property, to any third party.

          (i) Company Schedule 2.11(i) lists all material contracts, licenses and agreements to which the Company is a party (i) with respect to Company Intellectual Property licensed or transferred to any third party; or
(ii) pursuant to which a third party has licensed or transferred any Intellectual Property to the Company, with a potential value or cost in excess of $10,000. EXHIBIT 2.11(i) is the form of agreement pursuant to which the Company licenses Company Intellectual Property or products to third parties and Company Schedule 2.11(i) list any agreements pursuant to which the Company has licensed any Company Intellectual Property or products to any third party that differs in any material respect from such agreement.

          (j)  The contracts, licenses and agreements listed on Company
Schedule 2.11(i) are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. The Company is in compliance with, and has not breached any term any of such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. To the knowledge of the Company, except as set forth in Company Schedule 2.11(j), following the Closing Date, Parent will be permitted to exercise all of the Company's rights under the contracts, licenses and agreements listed on Company Schedule 2.11(i) to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

          (k) Company Schedule 2.11(k) lists all contracts, licenses and agreements between the Company and any third party wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by the Company or such third party of the Intellectual Property of any third party.

          (l) The operation of the business of the Company as such business currently is conducted including the Company's design, development, manufacture, marketing and sale of the products or services of the Company (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

          (m) The Company (including its officers, directors and employees) has not received notice from any third party that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (n) Except as set forth in Company Schedule 2.11(n), to the knowledge of the Company, (i) no Person has or is infringing or misappropriating any Company Intellectual Property and (ii) there have been, and are, no claims asserted against the Company or against any customer of the Company, related to any product or service of the Company.

          (o) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor with access to Company Intellectual Property to execute a proprietary information/ confidentiality agreement substantially in the Company's standard form and all current and former employees and contractors of the Company have executed such an agreement. EXHIBIT 2.11(o) is the Company's standard form of proprietary information/confidentiality agreement.

    2.12 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth on Company Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

          (i) any collective bargaining agreements,

         (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

        (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

         (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

          (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

         (vi) any fidelity or surety bond or completion bond,

        (vii) any lease of personal property having a value individually in excess of $25,000,

       (viii) any agreement of indemnification or guaranty,

         (ix) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

          (x) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

         (xi) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

        (xii) any executory purchase order or contract for the purchase of raw materials involving $25,000 or more,

       (xiii) any construction contracts,

        (xiv) any distribution, joint marketing or development agreement,

         (xv) any agreement pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

        (xvi) any other agreement, contract or commitment that requires future payments by the Company of $25,000 or more and is not cancelable without penalty within thirty (30) days.

Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Company Schedule 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Company Schedule 2.12(a) or Company Schedule 2.11(b) (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and, except as otherwise disclosed in Company Schedule 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

    2.13 INTERESTED PARTY TRANSACTIONS.  Except as set forth on Company
Schedule 2.13, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) to the Company's knowledge, an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity (other than Parent) that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest (other than a beneficial interest in the Company) in any contract or agreement set forth in Company Schedule 2.12(a) or Company Schedule 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "ECONOMIC INTEREST IN ANY ENTITY" for purposes of this Section 2.13.

    2.14 COMPLIANCE WITH LAWS. The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

    2.15 LITIGATION. Except as set forth in Company Schedule 2.15, there is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Company Schedule 2.15, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any governmental entity. Company Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. To the Company's knowledge, no governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

    2.16 INSURANCE. The Company maintains valid and enforceable insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, and such insurance policies and fidelity bonds, as specified in Company Schedule 2.16, and there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

    2.17 MINUTE BOOKS. The minute books of the Company to be made available to counsel for Parent during the due diligence period described in Section
5.20 are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

    2.18 ENVIRONMENTAL MATTERS.

         (a) HAZARDOUS MATERIAL. The Company has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released in violation of applicable law at the time of any such release or which would be in violation of current applicable law if released on the date hereof, any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "HAZARDOUS SUBSTANCE," "HAZARDOUS WASTE," "HAZARDOUS MATERIAL" or "TOXIC SUBSTANCE" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"). No Hazardous Materials are present in amounts that violate current applicable law as a result of the actions or omissions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

         (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

         (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

         (d) ENVIRONMENTAL LIABILITIES. To the Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or threatened against the Company concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

    2.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth on Company Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Company Schedule 2.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Company Schedule 2.19 sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

    2.20 EMPLOYEE MATTERS AND BENEFIT PLANS.

         (a) DEFINITIONS. With the exception of the definition of "AFFILIATE" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

          (i) "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or
(o) of the Code and the regulations thereunder;

         (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

        (iii) "COMPANY EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement with the Company's employees or consultants providing for non-cash compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "EMPLOYEE BENEFIT PLAN", within the meaning of
Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate, and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

         (iv) "EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

          (v) "EMPLOYEE AGREEMENT" shall refer to each management, employment, stock purchase, severance, separation, consulting, relocation, loan, repatriation, expatriation, visas, work permit or similar agreement, contract or arrangement between the Company or any Affiliate and any Employee or consultant;

         (vi) "IRS" shall mean the Internal Revenue Service;

        (vii) "MULTIEMPLOYER PLAN" shall mean any "PENSION PLAN" (as defined below) which is a "MULTIEMPLOYER PLAN", as defined in Section 3(37) of ERISA; and

       (viii) "PENSION PLAN" shall refer to each Company Employee Plan which is an "EMPLOYEE PENSION BENEFIT PLAN", within the meaning of Section 3(2) of ERISA.

         (b) SCHEDULE. Except as set forth on Company Schedule 2.20(b), all liabilities under each Company Employee Plan or Employee Agreement have been properly and accurately accrued on the Balance Sheet. Except as set forth on Company Schedule 2.20(b), the Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention to do any of the foregoing.

         (c) DOCUMENTS. The Company will provide to Parent during the due diligence period described in Section 5.20 (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the most recent annual report (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust;
(iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; and

(vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company.

         (d)  EMPLOYEE PLAN COMPLIANCE.  Except as set forth on Company
Schedule 2.20(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "PROHIBITED TRANSACTION", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than accrued benefits and ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

         (e) PENSION PLANS. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

         (f) MULTIEMPLOYER PLANS. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

         (g)  NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in Company
Schedule 2.20(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

         (h) EFFECT OF TRANSACTION. Except as set forth on Company Schedule 2.20(h), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

         (i) EMPLOYMENT MATTERS. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

         (j) LABOR. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. Except as set forth in Company Schedule 2.20(j), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company.
Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in Company Schedule 2.20(j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

    2.21 EMPLOYEES. To the best of the Company's knowledge, no employee of the Company (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others or (ii) has given notice to the Company, nor is the Company otherwise aware, that any employee who is a member of the Company's product development team intends to terminate his or her employment with the Company.

    2.22 GOVERNMENTAL AUTHORIZATIONS AND LICENSES. The Company possesses all material consents, licenses, permits, grants or other authorizations issued to the Company by a governmental entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest therein (collectively called "COMPANY AUTHORIZATIONS"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.23 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in the Company Schedules or any officer's certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company (other than statements pertaining to Parent) in connection with soliciting their consent to this Agreement and the Merger, contains or will contain, at the time such representations, warranties or statements were made or will be made, any untrue statement of a material fact, or omits or will omit, at the time such representations, warranties or statements were made or will be made, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                             ARTICLE III

       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, financial conditions, results of operators, assets or liabilities of Parent and its subsidiaries, taken as a whole. Parent will, prior to the Closing, deliver to the Company a true and correct copy of its and Merger Sub's Certificate of Incorporation and Bylaws, respectively, each as amended to date.

     3.2 AUTHORITY. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not result in a Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument to which the Company is a party, or any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Government Entity or any third party (so as not to trigger any Conflict) is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 3.2.

     3.3  CAPITAL STRUCTURE.

          (a) The authorized stock of Parent consists of 200,000,000 shares of Common Stock, of which 88,218,678 shares were issued and outstanding as of March 31, 1997, and 5,000,000 shares of Preferred Stock, none of which is issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

     3.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") for all periods since January 1, 1996, all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

     3.5 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in Parent's most recently filed report on Form 10-K, Parent has conducted its business in the ordinary course and there has not occurred:
(a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent, or (c) any damage to, destruction or loss of any assets of Parent (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent.

     3.6 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

     3.7 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Parent or Merger Sub, nor any statement made by Parent or Merger Sub in any Schedule or officers' certificate furnished by Parent or Merger Sub pursuant to this Agreement, contains or will contain, or contained in any prospectus which is part of the Registration Statement delivered to the stockholders of the Company, at the time such representations, warranties or statements were made or will be made, any untrue statement of a material fact, or omits or will omit, at the time such representations, warranties or statements were made or will be made, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     3.8 BROKERS' AND FINDERS' FEES. Except as set forth on Schedule 3.8, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 3.8 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.


                             ARTICLE IV

                 CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing which consent shall not be unreasonably withheld or delayed if Parent reasonably believes that any such action will not impair the value of the transactions contemplated hereby) to carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The parties hereto acknowledge that certain of such relationships may be impaired simply due to the announcement of the Merger, but the Company shall use reasonable efforts to maintain such relationships in circumstances where the Company reasonably believes the continuation of such relationship would be beneficial to the mutual business interests of Parent and the Company. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business (excluding activities taken in furtherance of this Agreement and the transactions contemplated hereto), and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement or as set forth on the Company Disclosure Schedules, the Company shall not, without the prior written consent of Parent:

          (a) Enter into any commitment, activity or transaction not in the ordinary course of business and not specifically allowed by any other subsection of this Section 4.1.

          (b) Transfer to any person or entity any rights to any Company Intellectual Property other than nonexclusive licenses in the ordinary course of business consistent with past practices;

          (c) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company (other than manufacturing agreements entered into in the ordinary course of business);

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

          (e) Commence any litigation or any dispute resolution process other than (i) for a breach of this Agreement, (ii) for a breach of the Joint Development Agreement between the Company and Parent dated as of September 26, 1996 or (iii) with respect to routine bill collection activities;

          (f) Except as set forth in the Company Schedule 4.1(f) and for (i) the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Preferred Warrants, (ii) the issuance of options granted consistent with past practice to employees hired after the date hereof, or (iii) the repurchase of shares of Company Capital Stock at cost pursuant to the agreements listed on Company Schedule 4.1(f) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any of Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor);

          (g) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options, Preferred Warrants, and the issuance of options granted consistent with past practice to employees hired after the date hereof, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

          (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

          (l) Grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to standard written agreements outstanding on the date hereof (which such agreements are disclosed on Company Schedule 4.1(l));

          (m) Adopt or amend any employee benefit plan, program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees except for scheduled increases, as set forth on Company
Schedule 4.1(m), in salary or wages of employees of the Company and the extension of employment offers to up to two engineers, each in accordance with past practice;

          (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (o) Take any action, that would be reasonably likely to jeopardize the tax-free reorganization hereunder;

          (p) Pay, discharge or satisfy, in an amount in excess of $25,000, in any one case, or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business or liabilities reflected or reserved against in the Company Financial Statements or payments in compliance with Section 4.1(s) or 4.1(w); provided that to the extent payments in accordance with Section 4.1(s) or 4.1(w) exceed the levels set forth in this Section 4.1(p), the Company shall give prompt written notice of such payment to Parent;

          (q) Make or change any material election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

          (s) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

          (t) Waive or commit to waive any rights with a value in excess of $10,000, in any one case, or $25,000, in the aggregate;

          (u) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

          (v) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof;

          (w) Pay, discharge or satisfy any Third Party Expense (as defined in Section 5.4) in excess of the amount set forth on Company Schedule 2.19 as of the date hereof; or

          (x) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (w) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder in any material respect.

     4.2  NO SOLICITATION.

          (a) From and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to Section 8.1, the Company will not, directly or indirectly through any of its directors, officers, employees, representatives, investment bankers, agents or affiliates (i) solicit or encourage submission of any inquiries, proposals or offers by any person, entity or group (other than Parent, Merger Sub and their affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any information concerning the Company to, or afford any access to the properties, books or records of the Company to, or otherwise assist, facilitate or encourage, or enter into any agreement or understanding with, any person, entity or group (other than Parent, Merger Sub and their affiliates, agents and representa-tives), in connection with any Acquisition Proposal. For the purposes of this Agreement, an "ACQUISITION PROPOSAL" shall mean any inquiry or proposal relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the Company (other than sales of assets or inventory in the ordinary course of business), or (ii) any sale of equity interests in the Company (including without limitation by way of a tender offer or an exchange offer) other than pursuant to exercise of outstanding options and warrants. In addition, subject to the other provisions of this
Section 4.2, from and after the date of this Agreement until the Effective Time, the Company will not, directly or indirectly, through any of its directors, officers, employees, representatives, investment bankers, agents or affiliates, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent and/or Merger Sub). Upon execution of this Agreement, the Company does not have, or will immediately cease any and all, existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (b) The Company will (i) notify Parent promptly (and in any event within 24 hours) if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) promptly (and in any event within 24 hours) communicate to Parent in reasonable detail the terms and conditions of any such Acquisition Proposal or potential Acquisition Proposal or inquiry and the identity of the offeror or potential offeror.

     4.3 CONDUCT OF PARENT AND MERGER SUB. Except as expressly contemplated by this Agreement, Parent shall not, without the prior written consent of the
Company:

          (a) Take any action that would be reasonably likely to jeopardize the tax-free reorganization hereunder.

          (b) Take or agree in writing to take any action that would prevent Parent from performing or cause Parent not to perform its covenants hereunder in any material respect.


                                  ARTICLE V

                            ADDITIONAL AGREEMENTS

     5.1  REGISTRATION STATEMENT ON FORM S-4; STOCKHOLDER MATTERS.

          (a) REGISTRATION STATEMENT ON FORM S-4. As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare a registration statement on Form S-4 (the "REGISTRATION STATEMENT") pertaining to the offer and sale of shares of Parent Common Stock to be issued by virtue of the Merger. The Registration Statement shall include therein a Proxy Statement or Consent Solicitation Statement (the "PROXY STATEMENT") relating to the solicitation of the consent of the stockholders of the Company to the Merger. Parent shall file with the SEC the Registration Statement as soon as is reasonably practicable following preparation thereof. As promptly as practicable after the date of this Agreement, Parent will file any other filings required under the Exchange Act, the Securities Act or any other Federal or Blue Sky laws related to the Merger and the transactions contemplated by this Agreement (collectively, the "OTHER FILINGS"). The Company shall provide to Parent and its counsel for inclusion in the Proxy Statement and Other Filings, in form and substance reasonably satisfactory to Parent and its counsel, such information concerning the Company, its operations, capitalization, technology, share ownership and other material information as Parent or its counsel may reasonably request in connection with any action contemplated by this Section 5.1(a). Each of Parent and the Company shall use its commercially reasonable efforts to respond to any comments of the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time. Each party will notify the other parties hereto promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement or any Other Filing. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement, Registration Statement or any Other Filing, Parent or the Company, as the case may be, shall promptly inform the other company of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, such amendment or supplement.

          (b) COMPANY STOCKHOLDER APPROVAL. As promptly as practicable after the SEC has declared the Registration Statement effective under the Securities Act, the Company with the cooperation of Parent shall submit this Agreement and the transactions contemplated hereby to its stockholders for approval and adoption as provided by applicable law and the Company's Certificate of Incorporation and Bylaws by causing, among other things, the Proxy Statement to be mailed to the Company stockholders. The Company shall use its commercially reasonable efforts to solicit and obtain the consent of its stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's stockholders shall be subject to review and approval by Parent, which approval shall not be unreasonably withheld or delayed.

          (c) ADDITIONAL ASSURANCES. At the request of Parent, the Company shall use its commercially reasonable efforts to cause the Company's stockholders to execute and deliver to Parent such instruments and do and perform such acts and things as may be necessary or desirable for complying with all applicable securities laws and state corporate law.

     5.2 ACCESS TO INFORMATION. (a) Each party shall afford the others and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time and (b) the Company shall afford Parent access at any time requested by Parent during the fourteen (14) days following the date hereof, (i) to all of its properties, books, contracts, commitments and records, and (ii) to all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the others may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information.
 No information or knowledge obtained in any investigation pursuant to this
Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions of the parties to consummate the Merger.

     5.3 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to
Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential and also, agree not to use such knowledge or information; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession on a non-confidential basis prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law
(c) is later lawfully acquired by such party on a nonconfidential basis from a person that is not under an obligation to the other party not to transmit such information or knowledge to such party, (d) is required to be disclosed by order of court or government agency with subpoena powers or (e) which is disclosed in the course of any litigation between any of the parties hereto.

     5.4 EXPENSES. If the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses. If the Merger is consummated, Parent shall pay all reasonable Third Party Expenses incurred by the Company and all reasonable fees and expenses payable to any legal advisor, financial advisor or investment bank retained by the Company on behalf of the stockholders, which expenses were incurred prior to the Effective Time.

     5.5 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of The Nasdaq Stock Market, Inc. prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld, provided further that in any event (including in the event of required disclosure) the disclosing party shall notify and provide a copy of such disclosure prior to its release by the disclosing party.

     5.6 CONSENTS. The Company shall use its commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of and benefits to the Company thereunder. Parent shall use its commercially reasonable efforts to obtain all consents, waivers or approvals required in connection with the Merger so as to preserve all rights and benefits of the Parent thereunder.

     5.7 FIRPTA COMPLIANCE. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.8 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.10 CERTAIN BENEFIT PLANS. Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Parent, or alternative benefits programs substantially comparable to those applicable to employees of Parent on similar terms, as soon as practicable after the Effective Time.

     5.11 TERMINATION FEE. In the event this Agreement is terminated at any time pursuant to Section 8.1(e), or, except as provided below, Section 8.1(b)
(i); then Parent shall, within three (3) business days after termination of this Agreement, pay the Company, by cashier's check or wire transfer, at the option of the Company, a termination fee of Five Million Dollars ($5,000,000) less the aggregate of any amounts borrowed by the Company from Parent together with all accrued interest on such amounts (to the extent the terms of such loan provide that such a reduction shall extinguish such obligation) ("Termination Fee") as liquidated damages. In addition, if Parent does not pay some or all such Termination Fee within three (3) business days after the termination of this Agreement, Parent agrees to pay the Company interest on any portion of the Termination Fee not so paid at the rate of 8% per annum compounded semiannually (or the highest provided by applicable law, whichever is lower) from the date the Termination Fee was required to be paid until such portion is paid by Parent. Parent shall not be obligated to pay the Termination Fee on account of a termination under Section 8.1(b) (i) if the termination results solely from the failure of one or more of the conditions identified below to be satisfied at the time of termination under Section 8.1(b) (i): 6.1(a), (b), (c), 6.1(d), 6.1(e) (solely as it related to the opinion to be delivered by Brobeck, Phleger & Harrison LLP) and 6.3.

     5.12 AFFILIATE AGREEMENTS. Company Schedule 5.12 sets forth those stockholders or optionholders of the Company who, in the Company's reasonable judgment, are or may be "AFFILIATES" of the Company within the meaning of Rule 145 (each such person an "AFFILIATE") promulgated under the Securities Act ("RULE 145"). The Company shall provide Parent such information and documents in the Company's possession as Parent shall reasonably request for purposes of reviewing such list. The Company has delivered or shall have used reasonable efforts to be caused to be delivered to Parent, within twenty
(20) days of the date of this Agreement from each of its Affiliates, an executed Affiliate Agreement in the form attached hereto as EXHIBIT A.
Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

     5.13 VOTING AGREEMENTS. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement, from each person listed on Schedule 5.13, an executed Stockholder Voting Agreement in the form attached hereto as EXHIBIT B (the "VOTING AGREEMENTS"), agreeing, among other things, to vote in favor of the Merger.

     5.14 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.15 REGISTRATION STATEMENT ON FORM S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options promptly after the Effective Time and in any event within ten (10) business days after the Effective Time.

     5.16 NASDAQ NATIONAL MARKET LISTING. Prior to Closing, Parent shall authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.17 COMPANY'S AUDITORS. The Company will use its commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, and (ii) the review of the Company's audit work papers for up to the past three years , including the examination of selected interim financial statements and data.

     5.18 NON-COMPETITION AGREEMENTS. The Company shall deliver or use reasonable efforts to cause to be delivered to Parent an executed Non-Competition Agreement in substantially the form attached hereto as EXHIBIT C (a) concurrently with the execution of this Agreement from each of the persons listed on Schedule 5.18 and (b) prior to Closing from other employees of the Company as mutually agreed upon by the Company and Parent and from any engineers of the Company requested by Parent.

     5.19 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

          (a) The Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and holder harmless, each present and former director or officer of the Company and each such person who served at the request of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including reasonable attorney fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time.

          (b) This Section 5.19 shall survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation and Parent.

     5.20 DUE DILIGENCE INVESTIGATION. The Company will give Parent access to any and all requested documents in its possession or in the possession of its officers, directors, employees, agents or representatives and perform such other acts as may be reasonably necessary for Parent to complete its due diligence investigation within fourteen (14) days of the date hereof, provided that no information or knowledge obtained in such investigation shall affect or be deemed to modify any representation or warranty of the Company contained herein.

                             ARTICLE VI

                      CONDITIONS TO THE MERGER

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) APPROVAL OF STOCKHOLDERS. This Agreement and the Merger shall have been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

          (b) GOVERNMENT APPROVALS. All approvals of governments and governmental agencies necessary to consummate the transactions hereunder shall have been received.

          (c) REGISTRATION STATEMENT EFFECTIVE. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

          (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (e) TAX OPINIONS. Parent and the Company shall each have received substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati and Brobeck Phleger & Harrison LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

     6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a material adverse effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

          (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

          (c) THIRD PARTY CONSENTS. The Company shall have been furnished with evidence satisfactory to it that Parent has obtained the consents, approvals and waivers set forth in Schedule 6.2(c).

          (d) LEGAL OPINION. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, counsel to Parent, in substantially the form attached hereto as EXHIBIT D.

          (e) NASDAQ LISTING. The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

          (f) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the business, assets (including intangible assets), liabilities, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, since the date hereof, ("PARENT MATERIAL ADVERSE CHANGE"), provided that a Parent Material Adverse Change shall not be deemed to exist solely as a result of (i) any change in the value of Parent's Common Stock, (ii) any change in the recommendation or opinion of any securities analyst, broker, investment manager or advisor,
(iii) any reduction in Parent's earnings as a result of any acquisition of, or merger into Parent, of any corporation, partnership or other business entity and such acquisition or merger is accounted for using purchase accounting principles, (iv) circumstances that have resulted from the announcement of the Merger or the performance by the Parent or Merger Sub of its obligations hereunder, or (v) circumstances that have resulted from a material economic downturn in the national economy.

     6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and chief financial officer of the Company.

          (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company.

          (c) THIRD PARTY CONSENTS. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

          (d) LEGAL OPINION. Parent shall have received a legal opinion from Brobeck Phleger & Harrison LLP, legal counsel to the Company, in substantially the form attached hereto as EXHIBIT E.

          (e) AFFILIATE AGREEMENTS. Each of the parties identified by the Company as being an Affiliate of the Company shall have delivered to Parent an executed Affiliate Agreement which shall be in full force and effect.

          (f) MATERIAL ADVERSE CHANGE. There shall not have occurred a Company Material Adverse Effect since the date hereof.

          (g) EXERCISE OF PREFERRED WARRANTS. All Preferred Warrants shall have been exercised in full for Series A Preferred Stock.

          (h) RESIGNATION OF DIRECTORS. The directors of the Company in office immediately prior to the Effective Time shall have resigned as directors of the Surviving Corporation effective immediately following the Effective Time.

          (i)  NON-COMPETITION AGREEMENTS.  Each of the persons listed on
Schedule 5.18 and at least three additional engineers on the Company's product development team (the "Required Employees") shall have executed and delivered to Parent a Non-Competition Agreement pursuant to Section 5.18 herein and each of the Required Employees shall be employees of Mozart immediately prior to the Effective Time and the Non-Competition Agreements executed by the Required Employees shall have not been terminated or repudiated by the Required Employees.

                                 ARTICLE VII

                                    ESCROW

     7.1 ESCROW PERIOD. Subject to the following requirements, the Escrow Fund (as defined in Section 7.2(a) below) shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the date which is one (1) year following the Closing Date (the "ESCROW PERIOD"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent (as defined in Section 7.2(g) below) and the subsequent arbitration of the matter in the manner provided in
Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate (as defined in Section 7.2(d) below) delivered to the Escrow Agent prior to termination of such Escrow Period; provided further that the Escrow Fund will terminate in full upon final and complete resolution of all disputed matters.


     7.2  ESCROW ARRANGEMENTS.

          (a) ESCROW FUND. At the Effective Time, the Company's stockholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any stockholder, will be deposited with an institution acceptable to Parent and the Securityholder Agent as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each stockholder of the Company shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Sections 1.6(a), (b) and (c). No portion of the Escrow Amount shall be contributed in respect of any Company Options or warrants. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, reasonable costs and expenses, including reasonable attorneys' fees and expenses, and reasonable expenses of investigation and defense incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein (as modified by the Company Schedules), or any failure by the Company to perform or comply with any covenant contained in Sections 4.1(a) to 4.1(w) or the first clause of
Section 4.1(x) herein (hereinafter individually a "LOSS" and collectively "LOSSES"); provided, however, that the Escrow Fund shall only be available to compensate Parent, its officers, directors or affiliates to extent that the aggregate amount of Losses is in excess of $150,000, in which event the full amount of the Escrow Fund shall be available to so compensate Parent for any Losses. Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration. The Escrow Fund shall be the sole source of damages to Parent arising from any claim hereunder (other than for damages due to fraud or willful misrepresentation). Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close.

          (b) DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD. Upon termination of the Escrow Period, the Escrow Agent shall deliver to the stockholders of the Company that portion of the Escrow Fund that is not required to satisfy any claims made by Parent pursuant to Section 7.1 hereof. Deliveries of Escrow Amounts to the stockholders of the Company pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

                      (c)  PROTECTION OF ESCROW FUND.

                        (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent or the Company's stockholders and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                       (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                      (iii) Each stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such stockholder (and on any New Shares added to the Escrow Fund in respect of such shares of Parent Common Stock).

                      (d)  CLAIMS UPON ESCROW FUND.

                        (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of
Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to any Losses incurred or accrued by Parent.

                       (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(d)(i) hereof, each share of Parent Common Stock shall be valued at the Parent Stock Price. Parent and the Securityholder Agent shall certify such fair market value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

          (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent

Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

                      (f)  RESOLUTION OF CONFLICTS; ARBITRATION.

                        (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                       (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Parent and the Securityholder Agent shall agree on one arbitrator; provided that if Parent and the Securityholder Agent cannot agree on one arbitrator, either Parent or the Securityholder Agent can request that the Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator selected by JAMS shall determine the dispute in accordance with Article 7 of this Agreement. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                      (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this
Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the stockholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

                      (g) SECURITYHOLDER AGENT OF THE STOCKHOLDERS; POWER OF ATTORNEY.

                        (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, James Berglund shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT)" for each stockholder of the Company (except such stockholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a majority in interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by the approval of the former stockholders of the Company holding a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the stockholders of the Company.

                       (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

          (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

         (i) THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third-party claim which Parent intends to assert for a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund.

         (j)  ESCROW AGENT'S DUTIES.

                 (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act taken, suffered, or permitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any of the parties hereto or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                 (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for
(A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent deems may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages.

               (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

              (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment in form and substance acceptable to Parent and Securityholder Agent and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The predecessor escrow agent shall be discharged from any further duties and liability under this Agreement upon the execution by such successor of such agreement.

         (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation.
Parent promises to pay these sums upon demand.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

    8.1 TERMINATION. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

         (a)  by mutual written consent of the Company and Parent;

         (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on September 30, 1997 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

         (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

         (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) such breach has not been cured within thirty (30) days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

         (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) such breach has not been cured within thirty (30) days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in
Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

         (f) by Parent if Parent shall have not completed its due diligence investigation of the Company to Parent's reasonable satisfaction within fourteen (14) days of the date of this Agreement. Parent's right to terminate this Agreement under this Section 8.1(f) shall lapse and this
Section 8.1(f) shall automatically terminate if the Company has not received from Parent a written termination notice on or before the fifteenth day after the date of this Agreement.

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

    8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.3, 5.4 and 5.11 and Articles VIII and IX (other than
Section 9.1) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

    8.3 AMENDMENT. Except as is otherwise required by applicable law after the stockholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, however, that Parent may in its sole discretion amend this Agreement and all related agreements to the extent necessary to provide for the consummation of the acquisition of the Company contemplated hereby through the statutory merger of the Company with and into Parent; provided that Parent may not make any such amendment which is likely to result in a material delay in the consummation of the Merger or jeopardize the qualification of the Merger as a tax-free reorganization.

    8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE IX

                              GENERAL PROVISIONS

    9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and shall (except to the extent that survival is necessary to effectuate the intent of such provisions) terminate twelve (12) months after the Closing Date.

    9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  if to Parent or Merger Sub, to:

              Netscape Communications Corporation
              501 E. Middlefield Road
              Mountain View, CA 94043
              Attention:  Roberta R. Katz
              Telephone No.:  (415) 937-2764
              Facsimile No.:  (415) 528-4123

              with a copy to:

              Wilson Sonsini Goodrich & Rosati
              650 Page Mill Road
              Palo Alto, California 94304-1050
              Attention:   Larry W. Sonsini, Esq.
                           James N. Strawbridge, Esq.
              Telephone No.:  (415) 493-9300
              Facsimile No.:  (415) 493-6811

         (b)  if to the Company, to:

              DigitalStyle Corporation
              10875 Rancho Bernardo Road, Suite 110
              San Diego, CA  92127
              Attention:  Jim Hamerly
              Telephone No.:  (619) 673-5050
              Facsimile No.:  (619) 673-5054

              with a copy to:

              Brobeck Phleger & Harrison LLP
              550 West C Street, Suite 1200
              San Diego, California 92101-3532
              Attention:  John A. Denniston, Esq.
              Telephone No.:  (619) 234-1966
              Facsimile No.:  (619) 234-3848

         (c)  if to the Securityholder Agent:

              James Berglund
              c/o Enterprise Partners III L.P.
              7979 Ivanhoe Avenue
              La Jolla, CA  94037
              Telephone No.:  (619) 454-8833
              Facsimile No.:  (619) 454-2489

    9.3 INTERPRETATION. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    9.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, provided that none of the Joint Development Agreement, the Series B Preferred Stock Purchase Agreement or the Investors' Rights Agreement, each dated September 26, 1996, (collectively the "Preexisting Agreements") shall be superseded or modified by this Agreement;
(b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates provided that Parent and Merger Sub shall also remain liable for all of their respective obligations hereunder. The parties agree that no action required to be taken hereunder should constitute a breach of any provision of the Preexisting Agreements.

    9.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.9  ARBITRATION.

          (a) The parties shall attempt in good faith to agree upon the rights of the respective parties with respect to any dispute or controversy arising out of, relating to, or in connection with this Agreement or the interpretation, validity, construction, performance, breach or complete termination thereof.

          (b) If no such agreement can be reached after good faith negotiation, either of the parties may demand arbitration of the matter (except any such dispute or controversy related to Article VII or Section
2.11 or 2.15 of this Agreement) and the matter shall be settled by arbitration conducted by one arbitrator. Parent and the Company shall agree on the arbitrator; provided that if Parent and the Company cannot agree on one arbitrator, either Parent or the Company can request that the JAMS select the arbitrator. The arbitrator selected by the JAMS shall determine the dispute in accordance with Section 9.9. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be final, conclusive and binding upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

          (c) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of JAMS.
For purposes of this Section 9.9, in any arbitration hereunder, the non-prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

     9.10 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the
Securityholder Agent (but only as to Articles VII and IX for the Securityholder Agent) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

NETSCAPE COMMUNICATIONS                DIGITALSTYLE CORPORATION
  CORPORATION



By /s/ Peter L.S. Currie               By /s/ James R. Hamerly
  ----------------------------           -----------------------------
  Name:  Peter L.S. Currie                Name:  James R. Hamerly
  Title: Senior Vice President and        Title: President and
          Chief Financial Officer                 Chief Executive Officer


SECURITYHOLDER AGENT:                  DSC ACQUISITION CORPORATION



 /s/ James Berglund                    By  /s/ Peter L.S. Currie
------------------------------           -----------------------------
  Name: James Berglund                   Name:  Peter L.S. Currie
                                         Title: President and
                                                 Chief Financial Officer



                      ***REORGANIZATION AGREEMENT***